                                                                Exhibit 24.1

                            LIMITED POWER OF ATTORNEY

     Know all men by these presents that Donald B. Marron does hereby make, constitute and appoint Timothy J. Kacani as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned in the undersigned's individual capacity and as managing member of Marron & Associates, LLC, for which the undersigned is authorized to sign, to execute and to deliver such forms as may be required to be filed from time to time, without limitation as to duration, with the Securities and Exchange Commission with respect to: (i) Sections 13(d)
and 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), including without limitation, Schedule 13D, Schedule 13G, statements on Form 3,
Form 4 and Form 5 and (ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID, and does hereby confirm and ratify the authority of Timothy J. Kacani to have signed, executed and delivered any of such forms on his behalf prior to the date hereof.

/s/ Donald B. Marron
-------------------------------
Name: Donald B. Marron

Date: May 23, 2006